SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2004

GOLDEN STATE VINTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14305	77-0412761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Airpark Road, Napa, California  94558

(Address of principal executive offices    (zip code)

Registrant’s telephone number, including area code: (707) 254-4900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On April 14, 2004, Golden State Vintners, Inc., a Delaware corporation (the “Company”), O’Neill Acquisition Co. LLC, a Delaware limited liability company (“Parent”), O’Neill Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and Jeffrey B. O’Neill, an individual, entered into an Amended and Restated Agreement and Plan of Merger (the “Restated Agreement”), providing for transactions that will cause a change of control of the Company and ultimately lead to the Company becoming a wholly owned subsidiary of Parent.  The Restated Agreement amends and restates in its entirety the Agreement and Plan of Merger, dated March 7, 2004, as amended, by and among Parent, Purchaser, Jeffrey B. O’Neill and the Company.

This description of the Restated Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the full text of the Restated Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  See Index to Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN STATE VINTNERS, INC.

By:	/s/ John G. Kelleher
Name:	John G. Kelleher
Title:	Duly Authorized Officer and Chief Financial Officer

Dated: April 15, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 14, 2004, by and among Parent, Purchaser, Jeffrey B. O’Neill and the Company.